Exhibit 16.1
June 14, 2016
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:
We have read Item 4.01 of Form 8-K filed June 14, 2016, of Swift Energy Company and are in agreement with the statements contained in the first sentence of the first paragraph, as well as the second, third and fourth paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.
/s/ Ernst & Young LLP

CA01492LTRd EY Letter to the SEC.docx